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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statements (Form S-8 Nos. 333-167047, 333-142070, 333-199453, 333-208964, and 333-209890) pertaining to various stock incentive, purchase and retirement plans of AECOM (formerly AECOM Technology Corporation) and subsidiaries of our reports dated November 25, 2015 (August 10, 2016 as to the effects of the material weakness as described in Management's Annual Report on Internal Control over Financial Reporting), with respect to the consolidated financial statements and schedule of AECOM and to the effectiveness of internal control over financial reporting of AECOM included in this Amendment No. 1 to the Annual Report (Form 10-K/A) of AECOM for the year ended September 30, 2015.

/s/ ERNST & YOUNG LLP

Los Angeles, California
August 10, 2016

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm